                               LINKON CORPORATION
                              587 CONNECTICUT AVE.
                           NORWALK, CONNECTICUT 06854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

      The Annual Meeting of Stockholders of the Company will be held on Friday, November 26, 1999 at 10:00 a.m., at 587 Connecticut Ave., Norwalk, Connecticut 06854, for the following purposes:

      1. Election of a new three member Board of Directors, containing new nominees pursuant to the reorganization with PacketPort, Inc. as described below.

      2. Vote upon the ratification of the majority share acquisition by PacketPort, Inc. While management does not believe such shareholder ratification is required under Nevada Law, the Board has determined to submit this proposal for majority shareholder approval before restructuring the Company's debt as the basis for allowing PacketPort, Inc. to become a majority shareholder of Linkon Corporation.

      3. Ratify the continuing retention of the accounting firm of Radin Glass & Co., LLP for an additional one year term as the Company's independent auditors.

      4. Vote upon such other and further matters as may regularly and properly come before the special meeting.

      Stockholders of record at the close of business on October 25, 1999 will be entitled to notice of and to vote at the Annual Meeting and any continuation or adjournment thereof.

Dated: November   , 1999               By Order of the Board of Directors,


                                       ---------------------------------
                                       Charles A. Castelli
                                       Chairman of the Board




                 MANAGEMENT IS SOLICITING YOUR AFFIRMATIVE VOTE
                     FOR ELECTION OF THE DIRECTOR NOMINEES,
                  AND EACH OF THE ABOVE IDENTIFIED AGENDA ITEMS


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                                 PROXY STATEMENT

                               LINKON CORPORATION
                              A NEVADA CORPORATION
                      1999 SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 26, 1999

      Pursuant to a unanimous resolution of the Board of Directors of Linkon Corporation (hereinafter sometimes "Linkon", or "the Company"), the Board has designated November 26th, 1999 at 10:00 a.m. at 587 Connecticut Ave., Norwalk, Connecticut 06854 as the date, time and place for a Special Shareholders' Meeting. Each shareholder of the Company is cordially invited to attend such meeting and vote upon the matters presented. If you cannot be present personally, you may vote upon the matters presented and grant or withhold general authority to the Board of Directors to otherwise vote your shares by completing and timely returning the enclosed Proxy.

      VARIOUS ITEMS OF IMPORTANT INFORMATION AND ACCOUNTING FOR THE COMPANY RELATED TO THIS PROXY STATEMENT ARE SET-OUT IN THE MOST CURRENT ENCLOSED ANNUAL REPORT ON FORM 10-KSB AND INCORPORATED AUDITED FINANCIAL STATEMENTS FOR LINKON DATED JANUARY 31, 1999. ALSO ENCLOSED IS THE MOST CURRENT QUARTERLY REPORT ON FORM 10-QSB. SUCH DETAILED INFORMATION MAY BE RELEVANT IN REVIEWING THIS PROXY STATEMENT, BUT IS NOT REPEATED IN THIS DOCUMENT.

                                     AGENDA

      The matters to be considered and voted upon at this Special Shareholders' Meeting will include the following as more particularly set-out in this Proxy
Statement:

      1. Election of a new three member Board of Directors, containing new nominees pursuant to the reorganization with PacketPort, Inc. as described below.

      2. Vote upon the ratification of the majority share acquisition by PacketPort, Inc. While management does not believe such shareholder ratification is required under Nevada Law, the Board has determined to submit for majority shareholder approval before proceeding the details of the restructuring of the Company's debt as the basis for allowing PacketPort, Inc. to become a majority shareholder of Linkon Corporation.

      3. Ratify the continuing retention of the accounting firm of Radin Glass & Co., LLP for an additional one year term as the Company's independent auditors.


                                        1

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      4.     Vote upon such other and further matters as may regularly and properly come before the special meeting.

      It is also intended at the Special Shareholders' Meeting that a management representative will give a general report on the completion of the majority share acquisition by PacketPort, Inc. and related terms and expectations of restructuring of the Company's debt. An outline summary of the restructuring arrangements made by management or other representatives of PacketPort, Inc. is set forth below. PacketPort, Inc. is a Delaware corporation having its principal place of business c/o Robert H. Jaffe & Associates, P.A. at 8 Mountain Avenue, Springfield, New Jersey, 07081-1728. PacketPort, Inc. is currently a holding company not directly engaged in business other than serving as an investment vehicle for its president, Ronald A. Durando.

                        REVOCABILITY & VOTING SECURITIES

      Each shareholder is cordially invited to attend and vote at the meeting in person. However, if it is not possible or practical for you to attend the meeting, you may vote by executing and returning the enclosed Proxy which solicits your votes on each of the specific matters outlined above and then allows you to grant or withhold general authority for the Board of Directors to vote your proxy on such other matters as may properly come before the meeting. Management is not aware of any other matters which have been proposed or submitted for consideration at the Special Shareholders' Meeting, and it is not anticipated that other matters will be discussed or voted upon.
      If you wish to vote by Proxy, you need to complete, sign and return the enclosed Proxy to the transfer agent for the Company in the enclosed envelope. You may revoke your proxy at any time prior to your Proxy being counted at the meeting. Attendance in person will not constitute a revocation of your proxy, unless you otherwise instruct the Inspector of Elections to register your vote in person in lieu of voting by Proxy. The Board of Directors, acting through any Election Committee or an Inspector of Elections, shall remain responsible for determining the eligibility of any person or proxy to cast votes for or against any matter to be heard and voted upon at the Special Shareholders Meeting, as well as the shares to be counted for quorum purposes.

      For your information, management represents that there is presently issued and outstanding approximately 13,696,866 voting shares of an authorized 24,900,000 shares of common stock of Linkon. The Company also has 1,000,000 preferred shares authorized which are not issued. The Board of Directors authorized a three-to-one (3:1) reverse split of all outstanding shares in September, 1999 as a term of the restructuring. Under Nevada law, a reverse split does not require shareholder approval. However, by voting to ratify the proposed restructuring, each shareholder would also be voting to ratify the reverse split. After giving effect to the 3:1 reverse split, there would be approximately 4,565,622 shares outstanding.

      It will be necessary for one-half of the issued and outstanding shares to be present to constitute a quorum, or approximately 6,848,433 pre-split shares held in person or by proxy. If

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a quorum is present, then a majority of the shares present and voted in person or by proxy may act upon any matter by majority vote. If a quorum is not present, the management of the Company, through its representative, will elect to continue the meeting to a date to be reset by the Board of Directors.

      Shares entitled to vote will be determined based upon the official shareholder record of October 25, 1999. Actual votes cast will be determined by the physical counting of votes in person or proxy by the Inspector of Elections to be appointed prior to the meeting by the Board of Directors. Abstentions, broker non-votes and any Treasury Shares will not be counted for either quorum or ballot purposes.

      There are no matters to be voted upon as described by this Proxy upon which management will proceed absent majority shareholder approval as described above.

      The expense of preparing, printing and mailing proxy materials will be borne by the Company. In addition, in person or telephonic solicitation of proxy material may be made by directors, officers and other employees of the Company. The Company will request brokers and nominees that hold shares of common stock in their names to furnish proxy materials to the beneficial owners of the shares and will reimburse such brokers and nominees for the reasonable expenses occurred in forwarding solicitation materials to such beneficial owners.

      The Company knows of no person or group, except the following, which, as of the date of this Proxy Statement, beneficially owns and has the right to vote more than five (5%) percent of the Company's Common Stock:



NAMES AND ADDRESS OF BENEFICIAL OWNER     SHARES BENEFICIALLY OWNED   PERCENT OF CLASS
-------------------------------------     -------------------------   ----------------
1.  Mr. Charles A. Castelli               1,800,000                   13.14%
2.  RG Capital, Inc.                      1,480,000                   10.80%
3.  Patrick J. Kane                         760,000                    5.5%


                   ESSENTIAL OUTLINE OF PROPOSED RESTRUCTURING
                   -------------------------------------------

      Management hereby summarizes what is deemed to be the most significant aspects of the acquisition of a majority of the Company's shares by PacketPort, Inc. and the related restructuring of the Company's debt:

      1. PacketPort, Inc., the acquiring company, has entered into a commitment effective immediately upon shareholder ratification to loan to the Company $250,000 on a one year note with simple annual interest payable at 12% per annum. Charles A. Castelli and James Linley, two of the present principal shareholders in the Company, have concurrently agreed to sell one million of their pre-split shares in Linkon to Packetport, Inc. at ten cents ($0.10) per share. Mr. Castelli

                                        3

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holds approximately 1.8 million pre-split shares and Mr. Linley approximately
600,000 pre-split shares. While such conveyance was a necessary term of the proposed restructuring, the Board deems that the decision and actions of Messrs. Castelli and Linley were as individual shareholders and independent of the actions of the Company.

      2. The Company has agreed to a three-to-one (3:1) reverse stock split effective as implemented by a Board of Directors' resolution.

      3. Lee W. Hill, a former director of the Company has resigned. The three present directors of the Company, Messrs. Charles A. Castelli, Daniel Zwiren and Joao Carvalho have agreed to resign immediately upon the shareholder approval of the proposed restructuring of the Company's debt and election of their proposed substitute nominees to the Board: Messrs. RONALD A. DURANDO, GUSTAVE T. DOTOLI and ROBERT H. JAFFE, ESQ.. The biographical information for these replacement nominee directors is more particularly set out in a following section.

      4. PacketPort, Inc. will acquire 4,500,000 reverse split shares of Linkon at a cost of $.05 a share and will also be granted an option to acquire an additional 1,500,000 reverse split shares at $.10 per share in consideration for making the loan required to discharge certain creditor obligations of the Company as outlined below.

      5. PacketPort, Inc. has agreed to discharge the principal creditor outstanding obligations of Linkon, as part of the restructuring arrangements set forth in this Proxy Statement, based upon the following negotiated settlement terms:

            A. As to RG capital fund, PacketPort, Inc. has negotiated a commitment to discharge $1,900,000 of debt by paying $190,000, $95,000 will be paid with the balance of $95,000 payable in four equal monthly installments. PacketPort, Inc. will also tender to this creditor 250,000 shares which it holds in a publicly traded company known as mPhase Technologies, Inc.
                  (XDSL). These shares will be donated to PacketPort, Inc. by Mr. Durando, or associates, as part of the restructuring and to be tendered as set-out above.

            B. The second major creditor Syrinx Speech Systems, Inc., holds a Judgment against Linkon in the amount of $802,500, PacketPort, Inc. has agreed to pay $100,00 cash upon the ratification of the restructuring of the Company's debt and a second $100,000 and to tender 65,000 mPhase shares to discharge this debt. These shares are to be donated to PacketPort, Inc. by Mr. Durando, or his associates, and to be tendered as set-out above.

      6. Assuming acquisition by PacketPort, Inc. of 2,400,000 pre-split shares from existing Linkon Corporation shareholders and creditors of the

                                        4

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Company, and assuming the exercise of the options described above, PacketPort,
Inc. would then hold approximately 6,800,000 shares or sixty (60%) percent of all reverse split shares in the Company.

      7. Finally, the proposed restructuring calls for the employment or consultancy of certain prior officers/directors of Linkon by PacketPort, Inc. to insure an orderly transition and continuing technical expertise. In essential terms, Mr. Lee W. Hill, the prior Chief Executive Officer, President and member of the Board of Directors of Linkon will be paid a total of $50,000 by the Company in consideration of the execution of a Consultant Agreement and Mr. Hill's agreement to release all claims he has for accrued compensation, options, etc. Mr. Thomas Cerabona, former Senior Vice President and Secretary, has agreed to enter into a consultancy agreement with PacketPort, Inc. for a minimum one year term at $50,000 and to release all claims he has for accrued compensation, options, etc. Mr. James Linley, the prior Vice President of Engineering at Linkon, will be employed as a technical engineer for $75,000/year plus benefits by PacketPort, Inc. for a minimum one year term and has agreed to release all claims he has for accrued compensation, options, etc. Finally, Mr. Charles A. Castelli, the prior Chairman and Chief Technology Officer at Linkon, will be employed for a minimum one year term by PacketPort, Inc. as an engineer at $84,000 per year, plus benefits and has agreed to release all claims he has for accrued compensation, options, etc.

      It is believed by management that the foregoing arrangement will allow Linkon to recommence present business activities without the necessity of filing a bankruptcy petition or otherwise remaining insolvent. Accordingly, management would urge your vote in favor of the proposed restructuring as the most viable alternative for the Company to continue operations at the present time. It is anticipated that PacketPort, Inc. may supply additional capital, as necessary, to insure ongoing operations of the Company, though no assurance or warranty of this fact can be made.

      Linkon has been engaged in the development production and distribution of telephony devices and software allowing networked computers to have simultaneous access to fax, modem and other types of communication lines through multiple access ports. As of May 10, 1999, the Company became inactive due to cash flow deficiencies and numerous creditor claims. At present, the Company has no employees, other than its president, no active business, and a negative net worth.

                                  PROPOSAL NO.1
                              ELECTION OF DIRECTORS

      Management of Linkon Corporation indicates that the following individuals constitute management's nominees for the Board of Directors:

      1. MR. RONALD A. DURANDO, Age 42. Mr. Durando is a co-founder of mPhase, a small public technology company, and has served as its President and Chief Executive Officer since its inception in October 1996. Prior to joining mPhase Technologies, Inc.,
                                      5

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Mr. Durando was President and Chief Executive Officer of Nutley Securities,
Inc., a registered broker-dealer. In addition, Mr. Durando currently serves as the Chief Operating Officer of Microphase Corporation, a leading developer of telecommunications technology.

      2. MR. GUSTAVE T. DOTOLI, Age 62. Gustave T. Dotoli has served as the Chief Operating Officer of mPhase since October 1996. In addition, Mr. Dotoli currently serves as the Vice President of Corporate Development of Microphase Corporation. He is formerly the President and Chief Executive Officer of the following corporations: Imperial Electro-Plating, Inc., World Imports USA, Industrial Chemical Supply, Inc., SISCO Beverage, Inc. and Met Pack, Inc. Mr Dotoli received a B.S. degree in Industrial Engineering from Fairleigh Dickinson University in 1959.

     3. ROBERT H. JAFFE, ESQ, Age 63. Mr. Jaffe is an attorney at law in the State of New Jersey, and the principal officer of a professional association of attorneys known as Robert H. Jaffe & Associates, P.A. He graduated in 1957 from Harvard College in Cambridge, Massachusetts, where he received a Bachelor of Arts degree. Mr. Jaffe did post-graduate work at Columbia University in New York, where he received a Masters in Business Administration in 1961. Mr. Jaffe was commissioned as a certified public accountant in New Jersey during the year 1964. Thereafter, while employed as an executive for a water and sewer utility holding company, Mr. Jaffe attended Seton Hall University Law School in Newark, New Jersey, where he received a Juris Doctor degree in 1969.

      After becoming a member of the Bar of the State of New Jersey in 1970, Mr. Jaffe has specialized in securities litigation and employment discrimination cases, and, in connection with these specialities, has practiced before the United States Supreme Court, the Washington State Supreme Court, the New Jersey Supreme Court and various federal and state appellate and trial courts throughout the United States.

      The following chart sets out the essential information regarding the number of reverse split shares held and the present compensation which each of the Director nominees will receive from Linkon.



NAME OF DIRECTOR/NOMINEE   NUMBER OF        % OF          OPTIONS(2)  COMPENSATION(3)
                           LINKON SHARES    OUTSTANDING
                           PRESENTLY HELD1  SHARES

Mr. Ronald A. Durando      0                %             0           $
Mr. Gustave T. Dotoli      0                0             0           0
Robert H. Jaffe, Esq.      10,000           0             0           0


(1) Includes all shares legally or beneficially owned.
(2) There are presently no outstanding options, warrants or other share acquisition rights.

(3) Compensation includes base salary. The value of all benefits, viz. health insurance, vehicle are less than 5% of salary. Directors are not paid a salary, but receive per diem compensation for attending Board Meetings of $500 per meeting.

                                  PROPOSAL NO.2
                                  RESTRUCTURING

      The Company has determined, because the existing company will continue as the surviving company and because no present shareholders are required to exchange shares other than the consenting management shareholders, there is no requirement for prior notice or recognizing "dissenting shareholder rights" under Nevada LawFurther, the Company had earlier elected to exclude itself from the application of the "Acquisition of Controlling Interest" provisions of the Nevada Corporate Code, Nev. Rev. Statutes ss. 78.378 ET. SEQ.

      Management further believes this transaction does not require shareholder approval under Nevada law, but has elected to submit the same for ratification, as outlined above, and requests your affirmative vote in favor of the proposed restructuring described in this proxy statement.

                                 PROPOSAL NO. 3
                     RATIFICATION OF APPOINTMENT OF AUDITORS

      Management proposes, as a final item of business, that the Shareholders ratify the appointment of the accounting firm of Radin Glass & Co. LLP of New York, New York as the continuing auditors for the Company for an additional one year term.

                                   CONCLUSION

      Each shareholder receiving this Proxy Statement should now complete and return the enclosed Proxy in the enclosed envelope to the transfer agent for the Company. You are requested to complete and return the Proxy even if you plan on attending the meeting in person so the Company may assure itself of having a quorum for the conduct of the business requested. As noted above, you may revoke your proxy at any time or by attendance and voting in person at the meeting.

      There are no shareholder proposals currently pending at the meeting. Should you wish to submit any shareholder proposals for the next regular meeting, you should do so in writing and send them to the Company prior to November 22, 1999.

      If you have any questions concerning any of the matters in this Proxy Statement, please feel free to contact current management for the Company, through Robert H. Jaffe, Esq. at 8 Mountain Avenue, Springfield, New Jersey 07081, Telephone: (973) 467-2246.

Dated: November   , 1999.

BY AUTHORITY OF THE BOARD OF DIRECTORS:

-----------------------------------

Charles A. Castelli, Chairman of the Board


                                       9

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                               LINKON CORPORATION
                              PROXY FORM AND BALLOT
                       ANNUAL MEETING, NOVEMBER 26TH, 1999

PLEASE COMPLETE, SIGN AND PROVIDE ANY ADDITIONAL INFORMATION ON THIS PROXY STATEMENT AND RETURN IT TO THE TRANSFER AGENT BY MAILING IT BACK PRIOR TO NOVEMBER 22, 1999 IN THE ENCLOSED ENVELOPE.


FOR           AGAINST      ABSTAIN                         PROPOSAL
--------------------------------------------------------------------------------
                                        ELECTION OF MANAGEMENT NOMINEES TO THE
                                        BOARD OF DIRECTORS. IF NOT VOTING FOR
                                        ELECTION OF ALL, INDICATE BELOW YOUR
                                        INDIVIDUAL VOTE.

                     YOU MAY VOTE FOR ALL NOMINEES ABOVE; OR
                  YOU MAY VOTE INDIVIDUALLY AS TO EACH PROPOSED
                                 DIRECTOR BELOW

FOR           AGAINST          ABSTAIN
--------------------------------------------------------------------------------
                                        MR. RONALD A. DURANDO
                                        MR. GUSTAVE T. DOTOLI
                                        MR. ROBERT H. JAFFE

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

FOR           AGAINST          ABSTAIN
--------------------------------------------------------------------------------

                                        APPROVAL TO RATIFY MAJORITY SHARE
                                        ACQUISITION BY PACKETPORT, INC. AS PART
                                        OF RESTRUCTURING OF THE COMPANY'S DEBT
                                        AND A 3:1 REVERSE STOCK SPLIT. ELECTION
                                        TO RETAIN RADIN GLASS & CO., LLP AS
                                        INDEPENDENT CPAS FOR THE COMPANY. GRANT
                                        TO CURRENT MANAGEMENT THE RIGHT TO VOTE
                                        YOUR PROXY IN ACCORDANCE WITH THEIR
                                        JUDGMENT ON OTHER MATTERS AS MAY
                                        PROPERLY COME BEFORE THE MEETING.

                 OTHER SHAREHOLDER PROPOSALS AND/OR NOMINATIONS
--------------------------------------------------------------------------------
(UNLESS OTHERWISE INDICATED, YOUR PROXY WILL BE VOTED IN FAVOR OF ANY NOMINATION OR PROPOSAL INDICATED BELOW.)
--------------------------------------------------------------------------------


------------------------------------------------------------------------
                          (ATTACH SHEETS AS NECESSARY)
      CHECK HERE IF YOU PLAN
----- TO ATTEND MEETING.            --------------------------------------------
                                    SIGNATURE
PRINT SHAREHOLDER NAME(S) EXACTLY
AS THEY APPEAR ON YOUR CERTIFICATE: COMPLETE IF KNOWN:

                                    CERTIFICATE #:
-----------------------------                     ------------
                                    NO. OF SHARES:
-----------------------------                     ----------

                      THIS PROXY IS SOLICITED BY MANAGEMENT


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